UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 2, 2008
A. M. Castle & Co.
(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.

3400 N. Wolf Road, Franklin Park, Illinois	60131

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number including area code 847/455-7111
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
SIGNATURES
First Amendment to Credit Agreement
U.K. Guarantee Agreement
First Amendment to Amended and Restated Collateral Agency and Intercreditor Agreement
Amendment No. 2 to Note Agreement

Item 1.01 Entry into a Material Definitive Agreement
On January 2, 2008, A. M. Castle & Co., A. M. Castle & Co. (Canada) Inc. (the “Canadian Subsidiary”) A.M. Castle Metals UK, Limited (the “UK Subsidiary”) and the material domestic subsidiaries of the Company entered into a First Amendment to Credit Agreement with Bank of America, N.A., as U.S. Agent (the “US Agent”), Bank of America, N.A., Canada Branch, as Canadian Agent (the “Canadian Agent”) and the lenders party thereto. This First Amendment amends the Amended and Restated Credit Agreement dated as of September 5, 2006 among the Company, the Canadian Subsidiary, the US Agent, the Canadian Agent and the lenders party thereto (as amended, the “amended senior credit facility”).
On the same date, (i) the Company and its material domestic subsidiaries entered into a First Amendment to Amended and Restated Collateral Agency and Intercreditor Agreement among Bank of America, N.A., as Collateral Agent, The Prudential Insurance Company of America and Prudential Retirement Insurance and Annuity Company and The Northern Trust Company, and (ii) the Company entered into an Amendment No. 2 to Note Agreement with The Prudential Insurance Company of America and Prudential Retirement Insurance and Annuity Company to amend the covenants in its existing note agreement pursuant to which the Company previously issued its long-term notes so as to be substantially the same as the amended senior credit facility.
The amended senior credit facility provides for (i) a $170.0 million revolving “A” loan (the “U.S. A Revolver”) to be drawn by the Company from time to time, (ii) a $50.0 million multicurrency revolving “B” loan (the “U.S. B Revolver” and with the U.S. A Revolver, the “U.S. Facility”) to be drawn by the Company or the UK Subsidiary from time to time, and (iii) a Cdn. $9,784,000 revolving loan (corresponding to $10,000,000 in U.S. Dollars as of the amendment closing date) (the “Canadian Facility”) to be drawn by the Canadian Subsidiary from time to time. The maturity date of the loans is extended to January 2, 2013.
The obligations of the UK Subsidiary under the U.S. B Revolver are guaranteed by the Company and its material domestic subsidiaries (the “Guarantee Subsidiaries”) pursuant to a U.K. Guarantee Agreement entered into by the Company and the Guarantee Subsidiaries on January 2, 2008 (the “U.K. Guarantee Agreement”).
The U.S. A Revolver provides for a letter of credit subfacility for the issuance of letters of credit in an aggregate amount up to $20,000,000, an increase of $5,000,000. The margin on LIBOR loans will initially be 0.875% and may fall as set forth on a grid depending on the Company’s debt-to-total capital ratio as calculated on a quarterly basis. As of January 2, 2008 there were $8,498,000 in loans outstanding under the U.S. A Revolver, £14,933,088.44 in loans outstanding under the U.S. B Revolver and no revolving loans outstanding under the Canadian Facility.
The UK Subsidiary used a portion of the proceeds from the revolving loans under the U.S. B Revolver to finance the acquisition of Metals UK Group on January 2, 2008.
The foregoing description does not purport to be complete and is qualified in its entirety by each of the following agreements attached hereto as exhibits to this Form 8-K and incorporated herein by reference: amended senior credit facility, First Amendment to Amended and Restated Collateral Agency and Intercreditor Agreement, Amendment No. 2 to Note Purchase Agreement and the U.K. Guarantee Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
            See Item 1.01, which is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
10.11	First Amendment to Credit Agreement, dated January 2, 2008, by and between A. M. Castle & Co., A.M. Castle & Co. (Canada) Inc., A.M. Castle Metals UK, Limited, certain subsidiaries of the Company, the lenders party thereto, Bank of America, N.A.. as U.S. Agent and Bank of America, N.A., Canada Branch, as Canadian Agent.
10.12	U.K. Guarantee Agreement, dated January 2, 2008, by the Company and the Guarantee Subsidiaries.
10.13	First Amendment to Amended and Restated Collateral Agency and Intercreditor Agreement, dated January 2, 2008 by and among A.M. Castle & Co., Bank of America, N.A., as Collateral Agent, The Prudential Insurance Company of America and Prudential Retirement Insurance and Annuity Company and The Northern Trust Company
10.14	Amendment No. 2 to Note Agreement, dated January 2, 2008, between the Company and The Prudential Insurance Company of America and Prudential Retirement Insurance and Annuity Company Amendment.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. M. CASTLE & CO.
Date: January 4, 2008	/s/ Sherry L. Holland
Vice President, General Counsel & Secretary